As filed with the Securities and Exchange Commission on March 27, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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INTUITIVE MACHINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	36-5056189
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13467 Columbia Shuttle Street
Houston, TX 77059
(281) 520-3703
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________________

Anna Chiara Jones
General Counsel and Corporate Secretary
13467 Columbia Shuttle Street
Houston, TX 77059
(281) 520-3703
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________

With copies to:

Nick S. Dhesi
John J. Slater
Latham & Watkins LLP
811 Main Street Suite 3700
Houston, TX 77002
(212) 906-1200

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO RULE 429

This registration statement contains two prospectuses: (i) a base prospectus and (ii) a sales agreement prospectus.

Pursuant to Rule 429 under the Securities Act, as amended (the “Securities Act”), the base prospectus included herein is a combined prospectus, which relates to:

•        Intuitive Machines, Inc.’s (the “Company,” “we,” “us” and “our”) Registration Statement on Form S-1 (File No. 333-271014), which was declared effective on July 3, 2023 (the “First Registration Statement”), relating to (i) the resale from time to time of up to (1) 95,187,767 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (2) 6,845,000 warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share (the “Private Placement Warrants”) originally issued in a private placement at a price of $1.00 per Private Placement Warrant to Inflection Point Holdings LLC (the “Sponsor”) in connection with the initial public offering of Inflection Point Acquisition Corp. (“IPAX”), (3) 1,450,000 public warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share (the “Public Warrants” and, together with the Private Placement Warrants, the “Initial Resale Warrants”) originally issued by IPAX as part of its initial public offering of units at a price of $10.00 per unit, with each unit consisting of one IPAX Class A ordinary share and one-half of one warrant to purchase one IPAX Class A ordinary share and (4) 21,930,384 shares of Class A Common Stock issuable upon the exercise of the outstanding Initial Resale Warrants, and (ii) the issuance by the Company of (1) 72,499,922 shares of Class A Common Stock upon the redemption of Intuitive Machines OpCo Common Units (as defined below), (2) 21,930,384 shares of Class A Common Stock upon the exercise of the Initial Resale Warrants as required by that certain Warrant Agreement, dated as of September 24, 2021 (the “Warrant Agreement”), by and between IPAX and Continental Stock Transfer & Trust Company, (3) 2,390,762 shares of Class A Common Stock upon the conversion of Series A Preferred Stock (as defined below) as required by the Series A Preferred Securities Purchase Agreement (as defined below) (which number of shares of Class A Common Stock issuable upon the conversion of the Series A Preferred Stock was subsequently increased to 9,597,534 shares) and (4) 541,667 shares of Class A Common Stock upon the exercise of Preferred Investor Warrants (as defined below) as required by the Series A Preferred Securities Purchase Agreement (which number of shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants was subsequently increased to 706,522 shares);

•        the Company’s Registration Statement on Form S-1 (File No. 333-274621), which was declared effective on September 29, 2023 (the “Second Registration Statement”), relating to (i) the issuance by the Company of an aggregate of up to 9,411,766 shares of Class A Common Stock issuable upon the exercise of (1) that certain Series A Common Stock Purchase Warrant, which entitled the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $4.75 per share (which such warrant was subsequently exercised in full at a reduced exercise price of $2.75 per share) (the “Series A Warrant”) and (2) that certain Series B Common Stock Purchase Warrant, which entitled the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $4.75 per share (which such warrant was subsequently exercised in full at a reduced exercise price of $2.50 per share) (the “Series B Warrant” and, together with the Series A Warrant, the “Initial PIPE Warrants”), and (ii) the resale from time to time of up to 14,117,649 shares of Class A Common Stock, comprised of (1) 4,705,883 shares of Class A Common Stock issued to Armistice Capital Master Fund Ltd. (“Armistice”) in connection with the closing of a private placement (the “Armistice Private Placement”) on September 5, 2023 (the “PIPE Shares” and, together with the Initial PIPE Warrants, the “PIPE Securities”) and (2) up to 9,411,776 shares of Class A Common Stock issuable upon the exercise of the Initial PIPE Warrants (which, as of the date hereof, have been exercised by the holders in full);

•        the Company’s Registration Statement on Form S-1 (File No. 333-276697), which was declared effective on February 5, 2024 (the “Third Registration Statement” and, together with the First Registration Statement and the Second Registration Statement, the “Prior Registration Statements”), relating to (i) the issuance by the Company of an aggregate of up to 9,411,766 shares of Class A Common Stock issuable upon the exercise of (1) that certain New Series A Common Stock Purchase Warrant, which entitles the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $2.75 per share (which such warrant was subsequently exercised in full for cash) (the “New Series A Warrant”), and (2) that certain New Series B Common Stock Purchase Warrant, which entitled the holder thereof to purchase up to 4,705,883 shares of Class A Common Stock at an exercise price of $2.75 per share (which such warrant was subsequently exercised in full for cash) (the “New Series B Warrant” and, together with the New Series A Warrant, the “New PIPE Warrants”), and (ii) the resale from time to time of up to 9,411,766 shares of Class A Common Stock, comprised of 9,411,776 shares of Class A Common Stock issuable upon the exercise of the New PIPE Warrants;

•        (i) the issuance by the Company of an aggregate of up to 8,301,590 shares of Class A Common Stock issuable upon the exercise of (1) that certain Series A Common Stock Purchase Warrant (the “Conversion Series A Warrant”), which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C common stock, par value $0.0001 per share (“Class C Common Stock”) (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (2) that certain Series B Common Stock Purchase Warrant (the “Conversion Series B Warrant” and, together with the Conversion Series B Warrant, the “Conversion Warrants”), which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (ii) the resale from time to time of up to 11,788,838 shares of Class A Common Stock, comprised of (1) 3,487,278 shares of Class A Common Stock issued to Ghaffarian Enterprises, LLC (an affiliate of Dr. Kamal Ghaffarian) (“Ghaffarian Enterprises”) in connection with the Loan Conversion (as defined below) and (2) up to 8,301,560 shares of Class A Common Stock issuable upon the exercise of the Conversion Warrants; and

•        the offer and sale by the Company of up to $300,000,000 of Class A Common Stock from time to time in one or more offerings being newly registered pursuant to this registration statement.

This registration statement is also being filed to convert the Prior Registration Statements into a Registration Statement on Form S-3 (the “S-3 Registration Statement”). Pursuant to Rule 429 under the Securities Act, this S-3 Registration Statement also constitutes a post-effective amendment to each of the Prior Registration Statements, and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this S-3 Registration Statement in accordance with Section 8(c) of the Securities Act.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered by us pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus supplement immediately follows the base prospectus. The $100,000,000 of Class A Common Stock that may be offered, issued and sold by us under the sales agreement prospectus supplement is included in the $300,000,000 of Class A Common Stock that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, $300,000,000 less the aggregate value of any shares of Class A Common Stock sold pursuant to offerings under the sales agreement prospectus supplement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. If no shares are sold under the Sales Agreement, the full $300,000,000 of Class A Common Stock may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated March 27, 2024

PRELIMINARY PROSPECTUS

Up to $300,000,000

Class A Common Stock
Offered by Intuitive Machines, Inc.

and

159,808,031 Shares of Class A Common Stock
8,295,000 Warrants to Purchase Class A Common Stock
Offered by Selling Securityholders

Intuitive Machines, Inc. may from time to time offer and sell shares of Class A Common Stock in one or more offerings of up to $300,000,000 of Class A Common Stock in the aggregate.

In addition, this prospectus relates to:

•        the resale from time to time of up to (i) 102,559,394 shares of Class A Common Stock (the “Initial Resale Shares”), (ii) 6,845,000 Private Placement Warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share originally issued in a private placement at a price of $1.00 per Private Placement Warrant to the Sponsor in connection with the initial public offering of IPAX, (iii) 1,450,000 Public Warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share originally issued by IPAX as part of its initial public offering of units at a price of $10.00 per unit, with each unit consisting of one IPAX Class A ordinary share and one-half of one warrant to purchase one IPAX Class A ordinary share, (iv) 21,930,384 shares of Class A Common Stock upon the exercise of the outstanding Initial Resale Warrants, (v) 14,117,649 shares of Class A Common Stock, comprised of (a) 4,705,883 PIPE Shares issued to Armistice in connection with the closing of the Armistice Private Placement and (b) 9,411,776 shares of Class A Common Stock issued to Armistice upon the exercise of the Initial PIPE Warrants by Armistice, (vi) 9,411,766 shares of Class A Common Stock issued to Armistice upon the exercise of the New PIPE Warrants by Armistice and (vii) 11,788,838 shares of Class A Common Stock, comprised of (a) 3,487,278 shares of Class A Common Stock issued to Ghaffarian Enterprises in connection with the Loan Conversion and (b) up to 8,301,560 shares of Class A Common Stock issuable upon the exercise of the Conversion Warrants; and

•        the issuance by the Company of (i) 72,499,922 shares of Class A Common Stock upon the redemption of Intuitive Machines OpCo Common Units as required by the A&R Registration Rights Agreement (as defined below), (ii) 21,930,384 shares of Class A Common Stock upon the exercise of Initial Resale Warrants as required by the Warrant Agreement, (iii) 9,597,534 shares of Class A Common Stock upon the conversion of the Series A Preferred Stock as required by the Series A Preferred Securities Purchase Agreement, (iv) 706,522 shares of Class A Common Stock upon the exercise of the Preferred Investor Warrants as required by the Series A Preferred Securities Purchase Agreement, and (v) an aggregate of up to 8,301,590 shares of Class A Common Stock issuable upon the exercise of (a) the Conversion Series A Warrant, which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (b) the Conversion Series B Warrant, which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof.

The 102,559,394 Initial Resale Shares consist of (i) an aggregate of 11,460,416 shares of Class A Common Stock issued in connection with the Transactions (as defined below) by us to certain of the selling securityholders named in this prospectus (each, a “selling securityholder” and, collectively, the “selling securityholders”) at an equity consideration value of $10.00 per share, (ii) up to 72,499,922 shares of Class A Common Stock in exchange for 72,499,922 common units (“Intuitive Machines OpCo Common Units”) of Intuitive Machines, LLC, a Delaware limited liability company (“Intuitive Machines OpCo”) and a direct subsidiary of the Company, (including Intuitive Machines OpCo Common Units that may be issued in the future pursuant to the future exercise of currently-outstanding options to purchase such Intuitive Machines OpCo Common Units) originally issued to the members of Intuitive Machines OpCo (the “Intuitive Machines Members”) at an average price of $0.25 per Intuitive Machines Opco Common Unit tendered for redemption by one or more of Intuitive Machines Members, and including the possible resale from time to time of some or all of such shares of Class A Common Stock by certain of the selling securityholders, (iii) up to 9,597,534 shares of Class A Common Stock upon the conversion of 26,000 shares of Series A Preferred Stock originally issued to the Series A Investors (as defined below), (iv) up to 706,522 shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 originally issued to the Series A Investors at a price of $1,000 per share of Series A Preferred Stock and Preferred Investor Warrant in connection with the Series A Preferred Securities Purchase Agreement, (v) 6,845,000 shares of Class A Common Stock underlying the Private Placement Warrants and (vi) 1,450,000 shares of Class A Common Stock underlying the Public Warrants.

On February 10, 2023, as contemplated by that certain Business Combination Agreement, dated as of September 16, 2022 (the “Business Combination Agreement”), by and between IPAX and Intuitive Machines OpCo, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.” (the “Domestication”).

On February 13, 2023 (the “Closing Date”), the Company consummated the transactions contemplated by the Business Combination Agreement, whereby (i) Intuitive Machines OpCo appointed the Company as its managing member, (ii) the Company issued to certain existing members of Intuitive Machines OpCo a number of shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), or Class C Common Stock, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date, (iii) the Company contributed to Intuitive Machines OpCo an amount in cash in exchange for certain units in Intuitive Machines OpCo and (iv) the Company effected the other transactions contemplated by the Business Combination Agreement (together with the Domestication, the “Transactions”).

The PIPE Securities were issued and sold to Armistice on September 5, 2023 in the Armistice Private Placement pursuant to that certain Securities Purchase Agreement (the “Armistice Purchase Agreement”), dated as of August 30, 2023, by and between the Company and Armistice for aggregate gross proceeds of approximately $20.0 million, before deducting expenses relating to the Armistice Private Placement.

The New PIPE Warrants were issued to Armistice on January 12, 2024 in a private placement (the “New Warrants Private Placement”) pursuant to Section 4(a)(2) of the Securities Act pursuant to that certain Warrant Exercise Agreement (the “Warrant Exercise Agreement”), dated as of January 10, 2024, by and between the Company and Armistice. Pursuant to the Warrant Exercise Agreement, Armistice exercised in full (the “Exercise”) the Series B Warrant. In consideration for the immediate and full exercise of the Series B Warrant for cash, Armistice received the New PIPE Warrants in the New Warrants Private Placement. In connection with the Exercise, the Company also agreed to reduce the exercise price of the Series B Warrant from $4.75 to $2.50 per share and the exercise price of the Series A Warrant from $4.75 to $2.75 per share. The gross proceeds to the Company from the Exercise were approximately $11.8 million, prior to deducting estimated offering expenses.

Pursuant to exercise notices delivered by Armistice to the Company on February 9, 2024, February 12, 2024 and February 15, 2024, Armistice exercised in full (the “Series A Warrant Exercise”) the Series A Warrant for cash. The gross proceeds to the Company from the Series A Warrant Exercise were approximately $12.9 million.

Pursuant to exercise notices delivered by Armistice to the Company between February 16, 2024 and February 23, 2024, Armistice exercised in full the New Series B Warrant for cash (the “New Series B Warrant Exercise”) and the New Series A Warrant for cash (the “New Series A Warrant Exercise”). The gross proceeds to the Company from the New Series B Warrant Exercise and the New Series A Warrant Exercise were approximately $25.9 million.

On January 10, 2024, Intuitive Machines Opco entered into a series of loan documents with Pershing LLC, an affiliate of Bank of New York Mellon (the “Lender”), pursuant to which the Lender extended credit in an amount not to exceed $10 million (the “Credit Line”) to Intuitive Machines Opco. The Credit Line was guaranteed by Ghaffarian Enterprises with collateral including marketable securities, in favor of the Lender for the benefit of Intuitive Machines Opco. On the same day, Intuitive Machines Opco borrowed against the Credit Line in the amount of $10.0 million.

On January 28, 2024, the Company, Intuitive Machines Opco and Ghaffarian Enterprises entered into a letter agreement pursuant to which, on January 29, 2024, Ghaffarian Enterprises contributed (the “Contribution”) $10.0 million to the Company and Intuitive Machines OpCo for purposes of repaying the principal amount owed by Intuitive Machines Opco to the Lender under the Credit Line. In exchange for the Contribution, the Company issued to Ghaffarian Enterprises (i) 3,487,278 shares of Class A Common Stock, (ii) the Conversion Series A Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (iii) the “Conversion Series B Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof (such transactions, collectively, the “Loan Conversion”). The Conversion Series A Warrant is immediately exercisable and has an expiration date of January 29, 2029. The Conversion Series B Warrant is immediately exercisable and has an expiration date of July 29, 2025.

We will receive the proceeds from the issuance and sale of the Class A Common Stock offered by us.

We will receive the proceeds from any exercise of the Initial Resale Warrants and the Preferred Investor Warrants for cash, but not from the issuance of any shares of Class A Common Stock upon exchange of Intuitive Machines OpCo Common Units or the resale of any shares of Class A Common Stock or Initial Resale Warrants by the applicable selling securityholders covered by this prospectus. Each Initial Resale Warrant and Preferred Investor Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share. If the price of our Class A Common Stock remains below $11.50 per share, which is the exercise price of our Initial Resale Warrants and our Preferred Investor Warrants, the holders of the Initial Resale Warrants or the Preferred Investor Warrants, as applicable, will be unlikely to cash exercise their Initial Resale Warrants or Preferred Investor Warrants, as applicable, resulting in little to no cash proceeds to us.

We will receive the proceeds from any exercise of the New PIPE Warrants for cash, but not from the resale of any shares of Class A Common Stock by the applicable selling securityholder covered by this prospectus. Each of the New PIPE Warrants entitles the holder thereof to purchase up to 4,705,883 shares of our Class A Common Stock at a price of $2.75 per share. If the price of our Class A Common Stock is below $2.75 per share, the holders of the New PIPE Warrants will be unlikely to cash exercise such New PIPE Warrants, resulting in little to no cash proceeds to us.

We will receive the proceeds from any exercise of the Conversion Warrants for cash, but not from the resale of any shares of Class A Common Stock by the applicable selling securityholder covered by this prospectus. Each of the Conversion Warrants entitles the holder thereof to purchase up to 4,150,780 shares of, at the holder’s election, our Class A Common Stock (at an exercise price per share equal to $2.57 per share), our Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof. If the price of our Class A Common Stock is below $2.57 per share, the holder of the Conversion Warrants will be unlikely to cash exercise such New PIPE Warrants, resulting in little to no cash proceeds to us.

We will bear all costs, expenses, and fees in connection with the registration of the securities covered by this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities covered by this prospectus.

Our Class A Common Stock and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LUNR” and “LUNRW,” respectively. On March 25, 2024, the closing price of our Class A Common Stock was $6.15 per share and the closing price of our Public Warrants was $1.61 per warrant.

Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2024

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, specific information about the terms of that offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Nasdaq ticker symbols for our Class A Common Stock and Public Warrants are “LUNR” and “LUNRW,” respectively.

Cautionary Note Regarding Forward-Looking Statements

This prospectus, any prospectus supplement and the documents incorporated by reference herein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, any prospectus supplement and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to statements regarding our expectations and plans relating to our first mission to the Moon, including the expected timing and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long term sustainable shareholder value; and our expectations on revenue and cash generation. These forward-looking statements reflect the Company’s predictions, projections or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this prospectus:

•        our reliance upon the efforts of our board of directors (the “Board”) and key personnel to be successful;

•        our limited operating history;

•        our failure to manage our growth effectively;

•        competition from existing or new companies;

•        unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;

•        failure of the market for commercial spaceflight to achieve the growth potential we expect;

•        any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers;

•        our customer concentration;

•        risks associated with commercial spaceflight, including any accident on launch or during the journey into space;

•        risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;

•        our reliance on a limited number of suppliers for certain materials and supplied components;

•        failure of our products to operate in the expected manner or defects in our products;

•        counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;

•        failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business;

•        our failure to protect the confidentiality of our trade secrets and know how;

•        our failure to comply with the terms of third-party open source software our systems utilize;

•        our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting;

•        the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts;

•        our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;

•        uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation;

•        our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations; and

•        our public securities’ potential liquidity and trading.

These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that the Company is not able to predict accurately or over which it has no control. The sections in the documents incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus, any prospectus supplement and the documents incorporated herein and therein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements.

Prospectus Summary

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus, any applicable prospectus supplement, in our Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before making an investment decision.

Overview

We are a space infrastructure and services company founded in 2013 that is contributing to the establishment of lunar infrastructure and commerce on the Moon. We believe we have a leading position in the development of lunar space operating in four business lines: Lunar Access Services, Lunar Data Services, Orbital Services, and Space Products and Infrastructure. We are initially focused on establishing the lunar infrastructure and basis for commerce to inform and sustain human presence off Earth. We believe our business is well positioned for continued growth and expansion:

•        Right Now:    Servicing the National Aeronautics and Space Administration (“NASA”) and a worldwide set of commercial payload customers, working to provide access to the lunar surface, cislunar space and data transmission for science, technology, and infrastructure.

•        Tomorrow:    Working to provide a thriving, diverse lunar economy, creating new opportunities and markets to enable on-orbit applications, a permanent presence on the Moon, and expand the commercial space exploration marketplace.

We are currently working to provide access to the lunar surface and collect and transmit cislunar data for science, technology, and infrastructure. We are one of a select few companies servicing NASA and a worldwide set of commercial payload customers. We believe we have a strong position with a first mover advantage, as evidenced by three Commercial Lunar Payload Services (“CLPS”) awards to date as of December 31, 2023. On February 22, 2024, Intuitive Machines’ Nova-C lander became the first U.S. vehicle to softly land on the lunar surface since 1972 and landed the vehicle further south than any vehicle in the world has ever soft-landed on the Moon. Our Nova-C lander on the IM-1 mission carried approximately 100 kilograms of payloads and shuttled numerous experiments and technology demonstrations at the lunar surface near the south pole. Our goal is to follow the successful IM-1 mission with IM-2, which will continue to execute experiments and technology demonstrations at the Shackleton Connecting Ridge at the lunar south pole, and IM-3, our third CLPS award, which will land at Reiner Gamma. These missions, along with additional expeditions, are in partnership with NASA, Nokia Corporation, Columbia Sportswear Company, Aegis Aerospace, Inc. and other commercial players. Intuitive Machines offers its customers the flexibility needed to pioneer a thriving, diverse lunar economy and to enable a permanent presence on the Moon.

Additionally, the U.S. Space Forces’ (the “Space Force”) requirement to ensure freedom of action in space is driving their initial focus on cislunar Space Domain Awareness sensors and xGEO Position Navigation and Timing solutions as a result of the ongoing efforts by the United States and the People’s Republic of China (“China”) to return to the lunar surface in a sustainable manner. We believe the U.S. Department of Defense funding for cislunar activities will drive the Space Force to rely on purchasing cislunar commercial services for the next five plus years, as opposed to acquiring and operating new government systems. This funding provides an opportunity for companies such as Intuitive Machines to sell Space Domain Awareness, Position Navigation and Timing, and secure communications to the Space Force, especially given that the commercial sector will be the driving force in providing cislunar products and services due to the capital that is flowing to new space entrants. This, along with other domestic and foreign allied policies, enhances our belief in the growing space economy and why we are well-positioned.

The Transactions

On September 16, 2022, we entered into the Business Combination Agreement. On February 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination Proposal” of the final prospectus and definitive proxy statement of IPAX, dated January 24, 2023 (the “Proxy Statement/Prospectus”) and filed with the SEC on January 24, 2023, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.”

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of IPAX, par value $0.0001 per share (each, a “Cayman Class B Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of IPAX, par value $0.0001 per share (each, a “Cayman Class A Share”). As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Cayman Class A Shares automatically converted, on a one-for-one basis, into a share of Class A Common Stock; (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share automatically converted into a Public Warrant; and (iii) each of the then issued and outstanding units of IPAX were cancelled and each holder thereof was entitled to one share of Class A Common Stock and one-half of one Public Warrant per unit.

On the Closing Date, as contemplated by the Business Combination Agreement and described in the Proxy Statement/Prospectus, we consummated the Business Combination, whereby (i) Intuitive Machines OpCo appointed us as its managing member, (ii) we issued to certain Intuitive Machines Members a number of shares of Class B Common Stock, having one vote per share and no economic rights, or Class C Common Stock, having three votes per share and no economic rights, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date and (iii) we contributed to Intuitive Machines OpCo an amount in cash equal to the sum of (without duplication): (a) all amounts in the trust account of IPAX, less (x) amounts required for the redemptions of Cayman Class A Shares by stockholders of IPAX prior to the Business Combination and (y) transaction expenses of Intuitive Machines OpCo and IPAX, plus (b) the aggregate proceeds actually received by IPAX from the Securities Purchase Agreement (the “Series A Preferred Securities Purchase Agreement”) with certain investors (collectively, the “Series A Investors”), pursuant to which the Series A Investors purchased $26.0 million (the “Series A Investment”) of 10% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Intuitive Machines, Inc. (the “Series A Preferred Stock”) and warrants exercisable to purchase shares of Class A Common Stock at an initial exercise price of $15.00 (the “Preferred Investor Warrants”), plus (c) all other cash and cash equivalents of IPAX, determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as of 11:59 p.m. Eastern Time on February 12, 2023, plus (d) the Founder Subscription Amount (as defined in the Business Combination Agreement) in exchange for the issuance by Intuitive Machines OpCo to us of (w) a number of Intuitive Machines OpCo Common Units equal to the number of shares of Class A Common Stock issued and outstanding as of the Closing Date, (x) a number of warrants of Intuitive Machines OpCo equal to the number of Public Warrants issued and outstanding as of the Closing Date, (y) a number of Series A preferred units of Intuitive Machines OpCo equal to the number of shares of Series A Preferred Stock issued and outstanding as of the Closing Date and issued to the Series A Investors and (z) a number of Intuitive Machines OpCo preferred investor warrants equal to the number of Preferred Investor Warrants delivered to the Series A Investors on the Closing Date (together with the Domestication, the “Transactions”). Upon the consummation of the Transactions, as of the open of business on February 13, 2023, IPAX’s ordinary shares, warrants and units ceased trading on Nasdaq, and our Class A Common Stock and Public Warrants began trading on Nasdaq on February 14, 2023 under the symbols “LUNR” and “LUNRW,” respectively.

The Armistice Private Placement and the Warrant Exercise Agreement

On September 5, 2023, we consummated the Armistice Purchase Agreement. Pursuant to the Armistice Purchase Agreement, we agreed to sell the PIPE Securities to Armistice in the Armistice Private Placement. The Armistice Private Placement resulted in aggregate gross proceeds to the Company of $20.0 million, before deducting related transaction costs of $1.4 million.

Pursuant to the Warrant Exercise Agreement, on January 10, 2024, Armistice exercised in full the Series B Warrant. In consideration for the immediate and full exercise of the Series B Warrant for cash, Armistice received the New PIPE Warrants in the New Warrants Private Placement. In connection with the Exercise, the Company also agreed to reduce the exercise price of the Series B Warrant from $4.75 to $2.50 per share and the exercise price of the Series A Warrant from $4.75 to $2.75 per share. The gross proceeds to the Company from the Exercise were approximately $11.8 million, prior to deducting estimated offering expenses.

The Loan Conversion

On January 10, 2024, Intuitive Machines Opco entered into a series of loan documents with the Lender, pursuant to which the Lender extended the “Credit Line to Intuitive Machines Opco. The Credit Line was guaranteed by Ghaffarian Enterprises with collateral including marketable securities, in favor of the Lender for the benefit of Intuitive Machines Opco. On the same day, Intuitive Machines Opco borrowed against the Credit Line in the amount of $10.0 million.

On January 28, 2024, the Company, Intuitive Machines Opco and Ghaffarian Enterprises entered into a letter agreement pursuant to which, on January 29, 2024, Ghaffarian Enterprises contributed $10.0 million to the Company and Intuitive Machines OpCo for purposes of repaying the principal amount owed by Intuitive Machines Opco to the Lender under the Credit Line. In exchange for the Contribution, the Company issued to Ghaffarian Enterprises (i) 3,487,278 shares of Class A Common Stock, (ii) the Conversion Series A Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (iii) the Conversion Series B Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof. The Conversion Series A Warrant is immediately exercisable and has an expiration date of January 29, 2029. The Conversion Series B Warrant is immediately exercisable and has an expiration date of July 29, 2025.

The Series A Warrant Exercise; the New Series B Warrant Exercise and the New Series A Warrant Exercise

Pursuant to exercise notices delivered by Armistice to the Company on February 9, 2024, February 12, 2024 and February 15, 2024, Armistice exercised in full the Series A Warrant for cash. The gross proceeds to the Company from the Series A Warrant Exercise were approximately $12.9 million.

Pursuant to exercise notices delivered by Armistice to the Company between February 16, 2024 and February 23, 2024, Armistice exercised in full the New Series B Warrant for cash and the New Series A Warrant for cash. The gross proceeds to the Company from the New Series B Warrant Exercise and the New Series A Warrant Exercise were approximately $25.9 million.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•        December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of IPAX’s initial public offering);

•        the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•        the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•        the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Class A Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Corporate Information

IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On February 10, 2023, IPAX domesticated into a Delaware corporation and changed its name to “Intuitive Machines, Inc.” in connection with the Domestication. Intuitive Machines, Inc. is a holding company whose principal assets are the Intuitive Machines OpCo Common Units it holds in Intuitive Machines OpCo.

Our principal executive office is located at 13467 Columbia Shuttle Street, Houston, TX 77059. Our telephone number is (281) 520-3703. Our website address is www.intuitivemachines.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to the Offering

Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Class A Common Stock to fall.

The selling securityholders can sell, under this prospectus, up to (i) 102,559,394 Initial Resale Shares, consisting of (a) an aggregate of 11,460,416 shares of Class A Common Stock, issued in connection with the Transactions by us to the selling securityholders at an equity consideration value of $10.00 per share, (b) up to 72,499,922 shares of Class A Common Stock in exchange for 72,499,922 Intuitive Machines OpCo Common Units originally issued to the Intuitive Machines Members at an average price of $0.25 per Intuitive Machines OpCo Common Unit tendered for redemption by one or more of Intuitive Machines Members, and including the possible resale from time to time of some or all of such shares of Class A Common Stock by certain of the selling securityholders, (c) up to 9,597,534 shares of Class A Common Stock issued or issuable upon the conversion of 26,000 shares of Series A Preferred Stock originally issued to the Series A Investors, (d) up to 706,522 shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 originally issued to the Series A Investors at a price of $1,000 per Series A Preferred Stock and Preferred Investor Warrants in connection with the Series A Preferred Securities Purchase Agreement, (e) 6,845,000 shares of Class A Common Stock underlying the Private Placement Warrants and (f) 1,450,000 shares of Class A Common Stock underlying the Public Warrants; (ii) 23,529,415 shares of Class A Common Stock, consisting of (a) 4,705,883 PIPE Shares, (b) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series A Warrant, (c) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series B Warrant, (d) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series B Warrant and (e) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series A Warrant; and (iii) 11,788,838 shares of Class A Common Stock, comprised of (a) 3,487,278 shares of Class A Common Stock issued to Ghaffarian Enterprises in connection with the Loan Conversion and (b) up to 8,301,560 shares of Class A Common Stock issuable upon the exercise of the Conversion Warrants. Depending on the price, the public securityholders may have paid significantly more than the selling security holders for any shares of Class A Common Stock or Initial Resale Warrants they may have purchased in the open market based on variable market price.

Sales of a substantial number of our shares of Class A Common Stock and/or Initial Resale Warrants in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Class A Common Stock and Initial Resale Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Common Stock and Initial Resale Warrants.

The sale of all the shares of Class A Common Stock being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Despite such a decline in the public trading price, the selling securityholders may still experience a positive rate of return on the securities it purchased due to the differences in the purchase prices described elsewhere in this prospectus.

Use of Proceeds

We will receive the proceeds from the issuance and sale of our Class A Common Stock pursuant to this prospectus. All of the shares of Class A Common Stock and warrants offered by the selling securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A Common Stock and warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the Initial Resale Warrants and the Preferred Investor Warrants for cash, but not from the resale of the shares of Class A Common Stock issuable upon such exercise. Assuming the exercise of all outstanding Initial Resale Warrants and Preferred Investor Warrants for cash, we will receive an aggregate of approximately $260.0 million. There is no assurance that the holders of the Initial Resale Warrants or the Preferred Investor Warrants will elect to exercise for cash any or all of such Initial Resale Warrants or Preferred Investor Warrants, as applicable. Each Initial Resale Warrant and Preferred Investor Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share. On March 25, 2024, the closing price of our Class A Common Stock was $6.15. If the price of our Class A Common Stock remains below $11.50 per share, which is the exercise price of the Initial Resale Warrants and the Preferred Investor Warrants, holders of the Initial Resale Warrants or the Preferred Investor Warrants, as applicable, will be unlikely to cash exercise their Initial Resale Warrants or Preferred Investor Warrants, as applicable, resulting in little to no cash proceeds to us. To the extent that any Initial Resale Warrants or Preferred Investor Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Initial Resale Warrants or the Preferred Investor Warrants will decrease.

We will also receive any proceeds from the exercise of the Conversion Warrants for cash, but not from the resale of the shares of Class A Common Stock issuable upon such exercise. Each of the Conversion Warrants entitles the holder thereof to purchase up to 4,150,780 shares of, at the holder’s election, our Class A Common Stock (at an exercise price per share equal to $2.57 per share), our Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof. Assuming the exercise in full of the Conversion Warrants for cash, we would receive an aggregate of approximately $21.3 million. There is no assurance that the holder of the Conversion Warrants will elect to exercise for cash the Conversion Warrants or any portions thereof. On March 25, 2024, the closing price of our Class A Common Stock on Nasdaq was $6.15. If the price of our Class A Common Stock is below $2.57 per share, the holder of the Conversion Series A Warrant and the Conversion Series B Warrant will be unlikely to cash exercise the Conversion Warrants, resulting in little to no cash proceeds to us. The Conversion Warrants can be exercised on a “cashless basis” for shares of Class A Common Stock at any time on or after July 29, 2024 if and to the extent that the shares of Class A Common Stock underlying such Conversion Warrants are not registered under the Securities Act. To the extent that any Conversion Warrants are exercised on a “cashless basis” for shares of Class A Common Stock, the amount of cash we would receive from the exercise of the Conversion Warrants will decrease.

We intend to use the proceeds received from the issuance and sale by us of any Class A Common Stock and the cash exercise of the Initial Resale Warrants, the Preferred Investor Warrants, the New PIPE Warrants and the Conversion Warrants, if any, for general corporate purposes.

Description of Securities

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Certificate of Incorporation and By-Laws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Certificate of Incorporation and the By-Laws in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

Our Certificate of Incorporation authorizes the issuance of 725,000,000 shares, consisting of:

•        500,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•        100,000,000 shares of Class B Common Stock, par value $0.0001 per share;

•        100,000,000 shares of Class C Common Stock, par value $0.0001 per share (together with the Class A Common Stock and Class B Common Stock, the “Common Stock”);

•        25,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Except as otherwise required by the Certificate of Incorporation, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of our stockholders.

Certain provisions of the Certificate of Incorporation and By-Laws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock.

Common Stock

Class A Common Stock

Voting rights.    Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

Dividend rights.    Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, holders of Class A Common Stock, as such, shall be entitled to the payment of dividends on the Class A Common Stock when, as and if declared by the Board in accordance with applicable law.

The payment of future dividends on the shares of Class A Common Stock will depend on our financial condition, and subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. Our ability to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by us or any of our subsidiaries from time to time.

Rights upon liquidation.    In the event of liquidation, dissolution or winding up of the affairs of Intuitive Machines, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of Intuitive Machines and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to payments in liquidation shall be entitled, the remaining assets and funds of Intuitive Machines available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of our Class A Common Stock in proportion to the number of shares held by each such stockholder.

Other rights.    The holders of Class A Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock are subject to those of the holders of any shares of the Preferred Stock that we may issue in the future.

Class B Common Stock

Voting rights.    Each holder of Class B Common Stock is entitled to one vote for each share of Class B Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class B Common Stock, whether voting separately as a class or otherwise.

Dividend rights.    Other than in connection with a dividend declared by the Board in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class B Common Stock and the holders of shares of Class B Common Stock shall have no right to receive dividends in respect of such shares of Class B Common Stock.

Rights upon liquidation.    Each holder of shares of Class B Common Stock shall be entitled to receive $0.0001 per share of Class B Common Stock owned of record by such holder on the record date for such distribution, and upon receiving such amount, the holders of shares of Class B Common Stock, in their capacity as such, shall not be entitled to receive any other assets or funds of ours.

Permitted Ownership.    Shares of Class B Common Stock may be issued only to, and registered only in the name of, the Intuitive Machines Members, their respective successors and assigns and their respective permitted transferees (the Intuitive Machines Members, together with all such subsequent successors, assigns and permitted transferees, collectively, the “Permitted Class B Owners”), and the aggregate number of shares of Class B Common Stock at any time registered in the name of each such Permitted Class B Owner must be equal to the aggregate number of Intuitive Machines OpCo Common Units held of record at such time by such Permitted Class B Owner under the Second Amended and Restated Limited Liability Company Agreement of Intuitive Machines OpCo (the “A&R Operating Agreement”).

Class C Common Stock

Voting rights.    Each holder of Class C Common Stock is entitled to three votes for each share of Class C Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class C Common Stock, whether voting separately as a class or otherwise.

Dividend rights.    Other than in connection with a dividend declared by the Board in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class C Common Stock and the holders of shares of Class C Common Stock shall have no right to receive dividends in respect of such shares of Class C Common Stock.

Rights upon liquidation.    Each holder of shares of Class C Common Stock shall be entitled to receive $0.0001 per share of Class C Common Stock owned of record by such holder on the record date for such distribution, and upon receiving such amount, the holders of shares of Class C Common Stock, in their capacity as such, shall not be entitled to receive any other assets or funds of ours.

Permitted Ownership.    Shares of Class C Common Stock may be issued only to, and registered only in the name of, our founders, their respective successors and assigns and their respective permitted transferees (our founders, together with all such subsequent successors, assigns and permitted transferees, collectively, the “Permitted Class C Owners”), and the aggregate number of shares of Class C Common Stock at any time registered in the name of each such Permitted Class C Owner must be equal to the aggregate number of Intuitive Machines OpCo Common Units held of record at such time by such Permitted Class C Owner under the A&R Operating Agreement.

Conversion of Class B Common Stock and Class C Common Stock

Conversion upon transfer.    A holder of Class B Common Stock or Class C Common Stock may surrender shares of Class B Common Stock or Class C Common Stock to us for cancellation for no consideration at any time. Following the surrender or other acquisition of any shares of Class B Common Stock or Class C Common Stock to or by us, we will take all actions necessary to cancel and retire such shares and such shares shall not be re-issued by us.

A holder of Class B Common Stock or Class C Common Stock may transfer or assign shares of Class B Common Stock or Class C Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a permitted transferee of such holder or to a non-permitted transferee with our approval in advance and in writing, and only if such holder also simultaneously transfers, in each case, an equal number of such holder’s Intuitive Machines OpCo Common Units to such permitted transferee or such non-permitted transferee, as applicable, in compliance with the A&R Operating Agreement.

The Board (including a majority of the directors who are disinterested with respect to the relevant transaction serving on the Board at such time) may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions described herein for determining whether any transfer or acquisition of shares of Class B Common Stock or Class C Common Stock would violate the restrictions described herein and for the orderly application, administration and implementation of the provisions of the Certificate of Incorporation.

Voluntary Conversion.    Each one share of Class C Common Stock shall be convertible into one share of Class B Common Stock at the option of the holder thereof at any time upon written notice to our transfer agent. Shares of Class C Common Stock that are converted into shares of Class B Common Stock as provided in the Certificate of Incorporation shall be retired and may not be reissued.

Automatic Conversion.    On the earliest to occur of: (i) the date that is seven (7) years from the date of the Certificate of Incorporation and (ii) the first date on which the Permitted Class C Owners cease to own, in the aggregate, at least 33.0% of the number of shares of Class C Common Stock issued and held by the Permitted Class C Owners immediately following the closing of the Transactions (adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction) (such date, the “Automatic Conversion Date”), each outstanding share of Class C Common Stock shall automatically, without any further action by us or any stockholder, convert into one fully paid and nonassessable share of Class B Common Stock. Following such conversion, the reissuance of such shares of Class C Common Stock shall be prohibited, and such shares of Class C Common Stock shall be retired and cancelled in accordance with the applicable provisions of the applicable law.

Conversion to Class A Common Stock.    After the expiration of the Lock-Up Period, holders of certain Intuitive Machines OpCo Common Units will be permitted to exchange such Intuitive Machines OpCo Common Units (along with the cancellation of the paired share of Class B Common Stock or share of Class C Common Stock) for shares of Class A Common Stock on a one-for-one basis pursuant to the A&R Operating Agreement (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or, at our election (determined by a majority of our directors who are disinterested with respect to such determination), cash from a substantially concurrent public offering or private sale in an amount equal to the net amount, on a per share basis, of cash received as a result of such public offering or private sale.

Preferred Stock

The total of our authorized shares of Preferred Stock is 25,000,000 shares. In a series of notifications to the Company during February 2024, the registered holder of 21,000 shares of Series A Preferred Stock elected to convert all of its Series A Preferred Stock holdings into Class A Common Stock at a conversion price of $3.00 per share (the “Preferred Stock Conversion”). The Company issued 7,738,743 shares of Class A Common Stock as a result of the Preferred Stock Conversion. We currently have 5,000 shares of Series A Preferred Stock issued and outstanding.

The Certificate of Incorporation authorizes the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock are available for issuance without further action by the holders of Common Stock.

The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Intuitive Machines without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.

Dividends.    The Series A Preferred Stock pays dividends, semi-annually at the rate of 10% of the original price per share, plus the amount of previously accrued, but unpaid dividends, compounded semi-annually, and participates with our Common Stock on all other dividends. Accrued dividends may be paid (i) in cash, (ii) subject to satisfaction of certain equity conditions, in shares of Class A Common Stock or (iii) accumulated, compounded and added to the liquidation preference described below.

Liquidation Preference.    Upon any liquidation or deemed liquidation event, the holders of Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of common stock or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value (as defined in the Certificate of Designation) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Class A Common Stock immediately prior to the liquidation event.

Voting.    The Series A Preferred Stock votes together with our Common Stock on an as-converted basis, except as required by law and (ii) as noted below under “Protective Provisions.” Each holder of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Protective Provisions.    For as long as 25% of the shares of Series A Preferred Stock issued as of the Closing Date are outstanding, we shall not, without the affirmative vote or action by written consent of holders of more than 50% of the issued and outstanding shares of Series A Preferred Stock (the “Requisite Holders”), take any of the following actions: (i) liquidate, dissolve or wind up the affairs of Intuitive Machines; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation, By-Laws or any similar document of Intuitive Machines in a manner adverse to the Series A Preferred Stock; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of Series A Preferred Stock; provided, that Intuitive Machines shall be permitted to issue up to $50.0 million in equity securities without the consent of the Requisite Holders; (iv) purchase or redeem or pay any cash dividend on any capital stock prior to the Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; or (v) incur or guarantee any indebtedness, if the aggregate indebtedness of Intuitive Machines and its subsidiaries for borrowed money following such action would exceed $100,000,000; provided, however, that the Series A Preferred Stock shall not be considered indebtedness for purposes of this calculation (irrespective of the accounting treatment that the Series A Preferred Stock receives under Intuitive Machines’ financial statements).

Conversion.    Each share of Series A Preferred Stock will be convertible at the holder’s option into shares of Class A Common Stock at an initial conversion ratio determined by dividing the Accrued Value (as defined in the Certificate of Designation) of such shares of Series A Preferred Stock by the conversion price of $12.00 per share subject to adjustment in accordance with the terms of the Certificate of Designation.

Put Rights.    Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of the Requisite Holders commencing any time after the 5th year anniversary of the Closing at a price equal to the 100% of the sum of (i) original purchase price plus (ii) all accrued/declared but unpaid dividends.

Call Rights.    Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at our option commencing any time (A) after the 3rd year anniversary of the Closing at a price equal to the 115% of the Accrued Value, (B) after the 4th anniversary of the Closing at a price equal to the 110% of the Accrued Value and (C) after the 5th anniversary of the Closing at a price equal to the 100% of the Accrued Value.

Warrants

As a result of and upon the effective time of the Domestication, amongst other things (a) each IPAX warrant was automatically converted into a redeemable warrant on the same terms as the IPAX warrants, and (b) each unit of IPAX (the “IPAX unit”) issued and outstanding as of immediately prior to the Domestication was automatically canceled and each holder received one share of Class A Common Stock and one-half of one warrant. No fractional warrants were issued upon separation of the IPAX units.

Public Warrants

Each whole warrant received upon conversion of a Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing Date, provided that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of such warrants and a current prospectus relating to them is available (or we permit holders to exercise such warrants on a cashless basis under the circumstances specified in the Warrant Agreement and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Public Warrant may be exercised at a given time by a warrant holder. No fractional Public Warrants were issued upon separation of the IPAX Units and only whole Public Warrants trade. The Public Warrants will expire on February 13, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant issued upon conversion of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying such warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant issued upon conversion of a Public Warrant is exercisable and we are not obligated to issue a share of Class A Common Stock upon exercise of such warrant unless the share of Class A Common Stock issuable upon exercise of such warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant issued upon conversion of a Public Warrant, the holder of such warrant is not entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event are we required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the shares of Class A Common Stock underlying the exercised Public Warrants, the purchaser of an IPAX unit containing the Public Warrant that has been converted into a warrant will have paid the full purchase price for the IPAX unit solely for the share of Class A Common Stock underlying such IPAX unit.

We have agreed that as soon as practicable, but in no event later than 30 business days after the closing of the Transactions, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of our Class A Common Stock issuable upon exercise of the Public Warrants and thereafter, will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the closing of the Transactions, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise their Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we must use our best efforts to register or qualify the shares of Class A Common Stock under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such Public Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Public Warrants when the price per share of Class A Common Stock equals or exceeds $18.00.

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the closing price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrants prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 per share redemption trigger price (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering made to all or substantially all holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) and (ii) the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of Intuitive Machines with or into another corporation (other than a consolidation or merger in which Intuitive Machines is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Intuitive Machines as an entirety or substantially as an entirety in connection with which Intuitive Machines is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of such Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their Public Warrants and receive shares of our Class A Common Stock. After the issuance of shares of our Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The warrants received upon conversion of the Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of such warrants) will not be transferable, assignable or saleable until 30 days after the Closing Date (except, among other limited exceptions, to IPAX’s officers and directors and other persons or entities affiliated with the Sponsor). Except as described herein, the warrants received upon conversion of the Private Placement Warrants have terms and provisions that are identical to those of the warrants received upon conversion of the Public Warrants.

Preferred Investor Warrants

The Preferred Investor Warrants were immediately exercisable upon issuance at the consummation of the Transactions and expire on February 13, 2028 at 5:00 p.m., New York City time (the “PIW Termination Date”). The Preferred Investor Warrants include customary cash and cashless exercise provisions. Each Preferred Investor Warrant is initially exercisable at $15.00 per share of Class A Common Stock, subject to certain adjustments including those resulting from (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro-rata distributions, (iv) fundamental transactions, (v) certain voluntary adjustments and (vi) issuances or deemed issuances of shares of Class A Common Stock at a price below the exercise price then in effect, subject in the case of adjustments described in this clause (vi), to an exercise price floor of $11.50, in each case, in accordance with the terms of the Preferred Investor Warrants.

The Preferred Investor Warrants do not include any redemption features. The Preferred Investor Warrants may be exercised on a cashless basis if, at any time after the six-month anniversary of the Closing Date, there is not an effective registration statement with respect to the shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants. On the PIW Termination Date, the Preferred Investor Warrants will be automatically exercised on a cashless basis. To exercise on a cashless basis, the holder of the Preferred Investor Warrant would pay the exercise price by surrendering the Preferred Investor Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Preferred Investor Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Preferred Investor Warrant less the exercise price of such Preferred Investor Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Preferred Investor Warrant.

The holders of Preferred Investor Warrants do not have the rights or privileges of holders of shares of Class A Common Stock or any voting rights in respect of the Preferred Investor Warrants or underlying shares of Class A Common Stock until they exercise their Preferred Investor Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Preferred Investor Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by stockholders.

The Series A Warrant

The Series A Warrant was immediately exercisable upon issuance in the Armistice Private Placement. Pursuant to the Series A Warrant Exercise, Armistice exercised in full the Series A Warrant for cash.

The Series B Warrant

The Series B Warrant was immediately exercisable upon issuance in the Armistice Private Placement. Pursuant to the Warrant Exercise Agreement, on January 10, 2024, Armistice exercised in full the Series B Warrant for cash.

The New Series A Warrant

The New Series A Warrant became exercisable on February 15, 2024. Pursuant to the New Series A Warrant Exercise, Armistice exercised in full the New Series A Warrant for cash.

The New Series B Warrant

The New Series B Warrant became exercisable on February 15, 2024. Pursuant to the New Series B Warrant Exercise, Armistice exercised in full the New Series B Warrant for cash.

The Conversion Series A Warrant

The Conversion Series A Warrant was immediately exercisable upon issuance in connection with the Loan Conversion and expires on January 29, 2029. The Conversion Series A Warrant contains customary cash exercise provisions. The Conversion Series A Warrant is exercisable for up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, subject to standard adjustments to the exercise price including for (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro rata distributions and (iv) fundamental transactions.

The Conversion Series A Warrant does not include any redemption features. The Conversion Series A Warrant may be exercised on a cashless basis for shares of Class A Common Stock at any time on or after July 29, 2024, if and to the extent that the shares of Class A Common Stock underlying the Conversion Series A Warrant are not registered under the Securities Act. On January 29, 2029, the Conversion Series A Warrant will be automatically exercised on a cashless basis for shares of Class A Common Stock. To exercise on a cashless basis, the holder of the Conversion Series A Warrant would pay the exercise price by surrendering the Conversion Series A Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Conversion Series A Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series A Warrant less the exercise price of such Conversion Series A Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series A Warrant.

The holder of the Conversion Series A Warrant does not have the rights or privileges of holders of shares of Class A Common Stock or Class C Common Stock or any voting rights in respect of the Conversion Series A Warrant or underlying shares of Class A Common Stock and/or Class C Common Stock until it exercises the Conversion Series A Warrant and receives shares of Class A Common Stock and/or Class C Common Stock. After the issuance of shares of Class A Common Stock and/or Class C Common Stock upon exercise of the Conversion Series A Warrant, the holder will be entitled to one vote for each share of Class A Common Stock and/or three votes for each share of Class C Common Stock, as applicable, held of record on all matters to be voted on by stockholders.

The Conversion Series B Warrant

The Conversion Series B Warrant was immediately exercisable upon issuance in connection with the Loan Conversion and expires on July 25, 2025. The Conversion Series B Warrant contains customary cash exercise provisions. The Conversion Series B Warrant is exercisable for up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, subject to standard adjustments to the exercise price including for (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro rata distributions and (iv) fundamental transactions.

The Conversion Series B Warrant does not include any redemption features. The Conversion Series B Warrant may be exercised on a cashless basis for shares of Class A Common Stock at any time on or after July 29, 2024, if and to the extent that the shares of Class A Common Stock underlying the Conversion Series B Warrant are not registered under the Securities Act. On July 25, 2025, the Conversion Series B Warrant will be automatically exercised on a cashless basis for shares of Class A Common Stock. To exercise on a cashless basis, the holder of the Conversion Series B Warrant would pay the exercise price by surrendering the Conversion Series B Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Conversion Series B Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series B Warrant less the exercise price of such Conversion Series B Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series B Warrant.

The holder of the Conversion Series B Warrant does not have the rights or privileges of holders of shares of Class A Common Stock or Class C Common Stock or any voting rights in respect of the Conversion Series B Warrant or underlying shares of Class A Common Stock and/or Class C Common Stock until it exercises the Conversion Series B Warrant and receives shares of Class A Common Stock and/or Class C Common Stock. After the issuance of shares of Class A Common Stock and/or Class C Common Stock upon exercise of the Conversion Series B Warrant, the holder will be entitled to one vote for each share of Class A Common Stock and/or three votes for each share of Class C Common Stock, as applicable, held of record on all matters to be voted on by stockholders.

Anti-Takeover Effects of the Certificate of Incorporation, the By-Laws and Certain Provisions of Delaware Law

The provisions of the Certificate of Incorporation, the By-Laws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The Certificate of Incorporation and By-Laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Board.

These provisions include:

•        Authorized but Unissued Capital Stock.    Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of Common Stock by means of a proxy contest, tender offer, merger or otherwise.

•        Director Designees; Classes of Directors.    Pursuant to the Certificate of Incorporation, our directors are divided into three classes, with each class serving staggered three-year terms. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock of are able to elect all of the directors then standing for election.

•        Quorum.    The By-Laws provide that at any meeting of the Board, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

•        Action by Written Consent.    The Certificate of Incorporation provides that, for so long as we qualify as a controlled company (as defined in Nasdaq Listing Rule 5615(c)(1)), any action required or permitted to be taken by our stockholders may be effected by the consent in writing of the holders of our outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the date that we cease to qualify as a controlled company, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders (and may not be taken by consent of the stockholders in lieu of a meeting). In addition to the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the applicable provisions of the DGCL.

•        Special Meetings of Stockholders.    Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of our stockholders may be called, for any purpose or purposes, at any time only by or at the direction of (i) the Board, the chairperson of the Board, the chief executive officer or president, and (ii) for so long as we are a controlled company (as defined above), by our secretary at the request of any holder of record of at least 25% of the voting power of the issued and outstanding shares of our capital stock. Subject to the special rights of the holders of one or more series of Preferred Stock, from and after the date we cease to qualify as a controlled company, special meetings of our stockholders may not be called by our stockholders or any other person.

•        Advance Notice Procedures.    The By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the By-Laws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate our rights and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The By-Laws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the By-Laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving our respective directors, officers or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Intuitive Machines. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”).

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Forum Selection

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery is, to the fullest extent permitted by applicable law, the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our Certificate of Incorporation, By-Laws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine. Our Certificate of Incorporation designates the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The Transfer Agent and registrar for our shares of Class A Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Class A Common Stock and Public Warrants are listed on Nasdaq under the symbols “LUNR” and “LUNRW,” respectively.

Selling Securityholders

This prospectus relates to the resale from time to time of an aggregate of (i) 159,808,031 shares of our Class A Common Stock, (ii) 6,845,000 Private Placement Warrants and (iii) 1,450,000 Public Warrants. The selling securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the securities other than through a public sale. Such selling securityholders may currently hold shares of our Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part, or may receive shares of Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part upon exchange of Intuitive Machines OpCo Common Units.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such securities. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the resale offering and no other purchase or sales of our securities by the selling securityholders will have occurred.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of shares of securities covered by this prospectus by the selling securityholders. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such securities in this resale offering. See “Plan of Distribution.”

The following table sets forth, as of the date of this prospectus, (i) the names of the selling securityholders, (ii) the number of Intuitive Machines OpCo Common Units, shares of Series A Preferred Stock and Preferred Investor Warrants held by such selling securityholders prior to the exchange of such units or preferred stock or exercise of such preferred warrants (as applicable) by them for Class A Common Stock, (iii) the number of shares of Class A Common Stock, shares of Class B Common Stock, shares of Class C Common Stock, Private Placement Warrants and Public Warrants held by such selling securityholders prior to any exchange by them of Intuitive Machines OpCo Common Units, (iv) the aggregate number of shares of Class A Common Stock that will be owned by such selling securityholders after the exchange of all Intuitive Machines OpCo Common Units held by them, and (v) the aggregate number of shares of Class A Common Stock, Private Placement Warrants and Public Warrants that will be owned by such selling securityholders following the exchange of all Intuitive Machines OpCo Common Units or Series A Preferred Stock or exercise of such Private Placement Warrants, Public Warrants, Conversion Warrants or Preferred Investor Warrants (as applicable) held by them and this offering. Except as set forth above, the table does not include the issuance by us of up to 15,085,283 shares of Class A Common Stock upon the exercise of outstanding Public Warrants, each of which is also covered by this prospectus. The percentage ownership of shares of Class A Common Stock is based on 51,080,059 shares of Class A Common Stock issued and outstanding as of March 25, 2024.

Name of Selling Securityholder(1)	Intuitive Machines OpCo Common Units Owned Prior to Exchange and this Offering	Intuitive Machines, Inc. Securities Beneficially Owned Before Exchange and this Offering						Shares of Class A Common Stock Beneficially Owned Following Exchange(3)		Intuitive Machines, Inc. Securities Beneficially Owned Following Exchange and this Offering(4)
		Shares of Class A Common Stock(2)	Shares of Class B Common Stock	Shares of Class C Common Stock	Shares of Series A Preferred	Private Placement Warrants	Public Warrants	Number	%	Shares of Class A Common Stock		Private Placement Warrants	Public Warrants
										Number	%
Kingstown 1740 Fund L.P.(5)	—	2,156,556	—	—	—	1,768,750	1,450,000	5,375,306	9.9	—	—	—	—
Intuitive Machines KG Parent, LLC	1,393,824	—	—	1,393,824	—	—	—	1,393,824	2.7	—	—	—	—
Ghaffarian Enterprises, LLC	40,406,013	13,847,827	—	40,406,013	5,000	—	—	54,253,840	59.3	—	—	—	—
GM Enterprises, LLC	2,026,015	—	—	2,026,015	—	—	—	2,026,015	3.8	—	—	—	—
Stephen and Brunella Altemus Living Trust	16,581,703	—	—	16,581,703	—	—	—	16,581,703	24.5	—	—	—	—
Timothy Crain	10,501,457	—	—	10,501,457	—	—	—	10,501,457	17.1	—	—	—	—
Jack Fischer	—	2,224	—	—	—	—	—	2,224	*	—	—	—	—
Jonathan Kraeuter	—	4,171	—	—	—	—	—	4,171	*	—	—	—	—
Matthew Ashmore	—	4,171	—	—	—	—	—	4,171	*	—	—	—	—
Donnie Hicks II	—	1,104	—	—	—	—	—	1,104	*	—	—	—	—
Michael Kalontarov		556	—	—	—	—	—	556	*	—	—	—	—
Jacob Killelea	—	278	—	—	—	—	—	278	*	—	—	—	—
Breanne McNerney	—	2,781	—	—	—	—	—	2,781	*	—	—	—	—
Ronnie Montgomery II	—	150,000	—	—	—	—	—	150,000	*	—	—	—	—
Sabra Braveheart LLC	—	1,111,111	—	—	—	—	—	1,111,111	2.2	—	—	—	—
Mavrik America Corp.	—	333,333	—	—	—	—	—	333,333	*	—	—	—	—
Tactico IM 01-22 USA, LP	—	444,444	—	—	—	—	—	444,444	*	—	—	—	—
Capital Factory Ventures, LP – A3	—	11,111	—	—	—	—	—	11,111	*	—	—	—	—
Capital Factory 6, LP	—	16,667	—	—	—	—	—	16,667	*	—	—	—	—
Guy Shanon(5)(6)	—	3,819,229	—	—	—	4,306,875	—	8,126,104	14.7	—	—	—	—
Michael Blitzer(5)(7)	—	3,819,229	—	—	—	4,306,875	—	8,126,104	14.7	—	—	—	—
Armistice Capital, LLC(8)	—	23,529,415	—	—	—	—	—	23,529,415	46.1	—	—	—	—
ACM ARRT O LLC(8)	—	7,738,743	—	—	—	—	—	7,738,743	15.2	—	—	—	—

____________

*        Less than one percent

(1)      Unless otherwise noted, the business address of each of those listed in the table above is 13467 Columbia Shuttle Street, Houston, TX 77059.

(2)      Includes (i) shares of Class A Common Stock, (ii) shares of Class A Common Stock issuable upon exercise of the Preferred Investor Warrants, (iii) shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock and (iv) shares of Class A Common Stock issuable upon exercise of the Conversion Warrants, assuming that the Conversion Warrants are each exercised in full to purchase shares of Class A Common Stock.

(3)      Assumes that we exchange the Intuitive Machines OpCo Common Units of such selling securityholder for shares of Class A Common Stock, regardless of whether such Intuitive Machines OpCo Common Units are currently exchangeable and that such selling securityholder exercises in full all of its Private Placement Warrants and Public Warrants (as applicable) in full for shares of Class A Common Stock (the “Exchange”). The percentage ownership is determined for each selling securityholder by taking into account the issuance and sale of shares of Class A Common Stock of only such selling securityholder. Also assumes that no transactions with respect to share of Class A Common Stock or Intuitive Machines OpCo Common Units occur other than the Exchange.

(4)      Assumes that the selling securityholders sell all of their shares of Class A Common Stock offered pursuant to this prospectus. The percentage ownership is determined for each selling securityholder by taking into account the issuance and sale of shares of Class A Common Stock of only such selling securityholder.

(5)      Kingstown 1740 Fund, LP (“Kingstown 1740”) is the record holder of such shares. Kingstown Capital Management, L.P. (“KCM”) is the investment manager of Kingstown 1740. Kingstown Management GP LLC (“KMGP”) is the general partner of KCM. Kingstown Capital Partners LLC (“KCP”) is the general partner of Kingstown 1740. Michael Blitzer and Guy Shanon are the managing members of KMGP and KCP. KCM, KMGP, KCP and Mr. Shanon share voting investment discretion with respect to the securities held by Kingstown 1740. Notwithstanding his roles with KCM, KMGP and KCP, Mr. Blitzer has relinquished voting power and dispositive power over securities held by entities managed or controlled by KCM, KMGP and/or KMGP. Each of KCM, KMGP, KCP, Mr. Blitzer and Mr. Shanon disclaims beneficial ownership over any securities directly held by Kingstown 1740 other than to the extent of its/his respective pecuniary interest therein, directly or indirectly. Such amounts consist of the following securities owned by Kingstown 1740 (i) 1,585,904 shares of Class A Common Stock, (ii) 3,218,750 shares of Class A Common Stock underlying warrants which are currently exercisable and (iii) 570,652 shares of Class A Common Stock issuable upon exercise of Preferred Investor Warrants purchased by Kingstown 1740 in connection with the Series A Investment which are currently convertible (without giving effect to the 9.9% beneficial ownership blocker described in the form of Preferred Investor Warrant). The principal business office of Kingstown 1740 is c/o Kingstown Capital Management L.P., 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.

(6)      Includes (i) 1,662,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Guy Shanon for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement.

(7)      Includes (i) 1,662,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Mr. Blitzer for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement. Mr. Blitzer’s principal place of business in located at 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.

(8)      Consists of (i) 4,705,883 PIPE Shares, (ii) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series A Warrant, (iii) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series B Warrant, (iv) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series B Warrant and (v) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series A Warrant held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”). The securities are directly held by the Master Fund and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The principal place of business of Armistice Capital, LLC and the Master Fund is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(9)      ACM ARRT O LLC (“ACM”) is the record holder of such shares. Midtown Madison Management LLC is the manager of ACM.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF CLASS A COMMON STOCK AND WARRANTS

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) relating to the purchase, ownership, and disposition of our Class A Common Stock, Private Placement Warrants and Public Warrants (together with the Private Placement Warrants, the “Warrants”), which we collectively refer to as our “securities,” but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our securities.

This discussion is limited to holders who hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding our securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        brokers, dealers, or traders in securities;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        tax-exempt organizations or governmental organizations;

•        persons deemed to sell our securities under the constructive sale provisions of the Code;

•        persons subject to the special tax accounting rules of as a result of any item of gross income with respect to our securities being taken into account in an “applicable financial statement” (as defined in the Code);

•        persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•        tax-qualified retirement plans; and

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.

If we make distributions, the gross amount of distributions made with respect to the Class A Common Stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Common Stock (but not below zero), and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Common Stock, as described under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities” below.

With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, corporate U.S. Holders may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.

Upon a sale or other taxable disposition of our securities, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities so disposed of. A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s adjusted cost less, in the case of a share of Class A Common Stock, any prior distributions treated as a return of capital.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the securities so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the securities would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise, Lapse, or Redemption of a Warrant.

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of Class A Common Stock on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in a share of our Class A Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s purchase price for the Warrant and the exercise price. The U.S. Holder’s holding period for the share of Class A Common Stock received upon exercise of the Warrant generally will commence on the date of exercise of the Warrant or the date following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the share of Class A Common Stock received would equal the holder’s basis in the Warrants used to effect the cashless exercise. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Class A Common Stock generally would be treated as commencing on the date following the date of exercise (or possibly the date of exercise of the Warrant). If the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants deemed to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. Holder’s purchase price for the Warrants deemed exercised and the exercise price of such Warrants. A U.S. Holder’s holding period for the Class A Common Stock in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” and “Description of Securities — Warrants — Private Placement Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions.

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events as discussed in the section of this registration statement captioned “Description of Securities — Warrants — Anti-dilution Adjustments.” An adjustment that has the effect of preventing dilution generally is not taxable. U.S. Holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Class A Common Stock which is taxable to such holders of our Class A Common Stock as a distribution. Such constructive distributions would generally be subject to tax in the same manner as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.

Distributions with respect to the Class A Common Stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of the securities by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our securities that is not a U.S. Holder.

Taxation of Distributions.

If we do make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Securities.

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities (including an expiration or redemption of Warrants) unless:

•        the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•        the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•        our securities constitute U.S. real property interests (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise, Lapse or Redemption of a Warrant.

The U.S. federal income tax characterization of the exercise, redemption or lapse of a Warrant held by a Non-U.S. Holder generally will follow the U.S. federal income tax characterization of the exercise, redemption or lapse of a Warrant by a U.S. Holder, as described above “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, and the tax consequences of such characterizations will be as set forth above and below in this “Non-U.S. Holders” section.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” and “Description of Securities — Warrants — Private Placement Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “Non U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions.

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Anti-dilution Adjustments.” An adjustment that has the effect of preventing dilution generally is not taxable. Non-U.S. Holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our Class A Common Stock, which is taxable to such holders of our Class A Common Stock as a distribution. Such constructive distribution to a Non-U.S. Holder of Warrants would be treated as if such Non-U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “Non U.S. Holders — Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.

Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts.

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on (i) dividends on our Class A Common Stock, and (ii) subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Class A Common Stock and Warrants, or constructive distributions deemed paid, if any, with respect to our Warrants, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A Common Stock and, under certain circumstances, constructive distributions, if any, on our securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A Common Stock or Warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective purchasers should consult their tax advisors regarding the potential application of withholding under FATCA to their purchase of our securities from the Selling Stockholders.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR SECURITIES BASED ON THE INVESTOR’S CIRCUMSTANCES.

Plan of Distribution

We and the selling securityholders, which as used herein includes our or their donees, pledgees, transferees, distributees, or other successors-in-interest selling the securities covered by this prospectus or interests in the securities covered by this prospectus received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of the securities covered by this prospectus or interests in the securities covered by this prospectus on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

We and the selling securityholders may use any one or more of the following methods when disposing of our or their securities or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners, or stockholders;

•        short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        directly to one or more purchasers;

•        through agents;

•        broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or warrant; or

•        a combination of any such methods of sale.

We have not, and to our knowledge, the selling securityholders have not, entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The selling securityholders may, from time to time, pledge or grant a security interest in the securities owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of securities offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

The selling securityholders also may in the future resell a portion of securities in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the each of (i) the Amended and Restated Registration Rights Agreement, dated as of February 14, 2023 (the “A&R Registration Rights Agreement”), by and among the Company and each of the shareholders listed on the signature pages thereto, (ii) the Registration Rights Agreement, dated as of August 30, 2023 (the “Initial PIPE Registration Rights Agreement”), by and among the Company and the Purchaser named therein, and (iii) certain subscription agreements that held simple agreements for future equity of Intuitive Machines OpCo entered into from September 2021 through February 2022 and February 10, 2023 (collectively, the “SAFE Agreements”), we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the A&R Registration Rights Agreement, the Initial PIPE Registration Rights Agreement and the SAFE Agreements. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling securityholders may use this prospectus in connection with resales of the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of securities.

A selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

Except as set forth above, we are required to pay all fees and expenses incident to the registration of securities to be offered and sold pursuant to this prospectus.

There can be no assurance that we or any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

Experts

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.intuitivemachines.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Information Incorporated By Reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (in each case, other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024;

•        our Current Reports on Form 8-K and Current Reports on Form 8-K/A filed with the SEC on January 11, 2024, January 16, 2024, January 30, 2024, February 1, 2024, February 12, 2024, and March 27, 2024; and

•        the description of our Common Stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-40823) filed with the SEC on February 14, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Intuitive Machines, Inc.
13467 Columbia Shuttle Street
Houston, TX 77059
(281) 520-3703
Attention: Corporate Secretary

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated March 27, 2024

PROSPECTUS SUPPLEMENT
(To Prospectus Dated                  , 2024)

Intuitive Machines, Inc.

Up to $100,000,000

Class A Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell up to an aggregate of $100,000,000 of our Class A Common Stock from time to time through Cantor, acting as our agent.

Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying base prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Stock Market LLC (“Nasdaq”) or any other market venue where our Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and Cantor agree on any method of distribution other than the sale of shares of Class A Common Stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Cantor is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the Sales Agreement, we may also sell shares of Class A Common Stock to Cantor as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Cantor as principal, we will enter into a separate terms agreement with Cantor, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to Cantor for the sales of Class A Common Stock pursuant to the Sales Agreement will be an amount equal to 3.0% of the aggregate gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of our Class A Common Stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cantor may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to Cantor.

Our Class A Common Stock and public warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share (“Public Warrants”) are listed on the Nasdaq under the symbols “LUNR” and “LUNRW,” respectively. On March 25, 2024, the closing price of our Class A Common Stock was $6.15 per share and the closing price of our Public Warrants was $1.61 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced disclosure and public reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-6.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is             , 2024.

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About This Prospectus SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer up to $300,000,000 of Class A Common Stock. Under this prospectus supplement, we may from time to time sell up to $100,000,000 of Class A Common Stock at prices and on terms to be determined by market conditions at the time of the offering. The $100,000,000 of Class A Common Stock that may be sold under this prospectus supplement are included in the $300,000,000 of Class A Common Stock that may be sold under the registration statement.

We provide information to you about this offering of our Class A Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement. Neither we nor Cantor have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. The distribution of this prospectus supplement and the offering of shares of our Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A Common Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying base prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

When we refer to “Intuitive Machines,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Intuitive Machines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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TRADEMARKS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein contain or incorporate by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

MARKET AND INDUSTRY DATA

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement, or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus supplement, along with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

Overview

We are a space infrastructure and services company founded in 2013 that is contributing to the establishment of lunar infrastructure and commerce on the Moon. We believe we have a leading position in the development of lunar space operating in four business lines: Lunar Access Services, Lunar Data Services, Orbital Services, and Space Products and Infrastructure. We are initially focused on establishing the lunar infrastructure and basis for commerce to inform and sustain human presence off Earth. We believe our business is well positioned for continued growth and expansion:

•        Right Now:    Servicing the National Aeronautics and Space Administration (“NASA”) and a worldwide set of commercial payload customers, working to provide access to the lunar surface, cislunar space and data transmission for science, technology, and infrastructure.

•        Tomorrow:    Working to provide a thriving, diverse lunar economy, creating new opportunities and markets to enable on-orbit applications, a permanent presence on the Moon, and expand the commercial space exploration marketplace.

We are currently working to provide access to the lunar surface and collect and transmit cislunar data for science, technology, and infrastructure. We are one of a select few companies servicing NASA and a worldwide set of commercial payload customers. We believe we have a strong position with a first mover advantage, as evidenced by three Commercial Lunar Payload Services (“CLPS”) awards to date as of December 31, 2023. On February 22, 2024, Intuitive Machines’ Nova-C lander became the first U.S. vehicle to softly land on the lunar surface since 1972 and landed the vehicle further south than any vehicle in the world has ever soft-landed on the Moon. Our Nova-C lander on the IM-1 mission carried approximately 100 kilograms of payloads and shuttled numerous experiments and technology demonstrations at the lunar surface near the south pole. Our goal is to follow the successful IM-1 mission with IM-2, which will continue to execute experiments and technology demonstrations at the Shackleton Connecting Ridge at the lunar south pole, and IM-3, our third CLPS award, which will land at Reiner Gamma. These missions, along with additional expeditions, are in partnership with NASA, Nokia Corporation, Columbia Sportswear Company, Aegis Aerospace, Inc. and other commercial players. Intuitive Machines offers its customers the flexibility needed to pioneer a thriving, diverse lunar economy and to enable a permanent presence on the Moon.

Additionally, the U.S. Space Forces’ (the “Space Force”) requirement to ensure freedom of action in space is driving their initial focus on cislunar Space Domain Awareness sensors and xGEO Position Navigation and Timing solutions as a result of the ongoing efforts by the United States and the People’s Republic of China (“China”) to return to the lunar surface in a sustainable manner. We believe the U.S. Department of Defense funding for cislunar activities will drive the Space Force to rely on purchasing cislunar commercial services for the next five plus years, as opposed to acquiring and operating new government systems. This funding provides an opportunity for companies such as Intuitive Machines to sell Space Domain Awareness, Position Navigation and Timing, and secure communications to the Space Force, especially given that the commercial sector will be the driving force in providing cislunar products and services due to the capital that is flowing to new space entrants. This, along with other domestic and foreign allied policies, enhances our belief in the growing space economy and why we are well-positioned.

The Transactions

On September 16, 2022, we entered into a Business Combination Agreement. On February 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination Proposal” of the final prospectus and definitive proxy statement of Inflection Point Acquisition Corp. (“IPAX”), dated January 24, 2023 (the “Proxy Statement/Prospectus”) and filed with the SEC on January 24, 2023, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.” (the “Domestication”).

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of IPAX, par value $0.0001 per share (each, a “Cayman Class B Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of IPAX, par value $0.0001 per share (each, a “Cayman Class A Share”). As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Cayman Class A Shares automatically converted, on a one-for-one basis, into a share of Class A Common Stock; (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share automatically converted into a public warrant at an exercise price of $11.50 per share (“Public Warrant”); and (iii) each of the then issued and outstanding units of IPAX were cancelled and each holder thereof was entitled to one share of Class A Common Stock and one-half of one Public Warrant per unit.

On the Closing Date, as contemplated by the Business Combination Agreement and described in the Proxy Statement/Prospectus, we consummated the Business Combination, whereby (i) Intuitive Machines OpCo appointed us as its managing member, (ii) we issued to certain Intuitive Machines Members a number of shares of Class B Common Stock, having one vote per share and no economic rights, or Class C Common Stock, having three votes per share and no economic rights, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date and (iii) we contributed to Intuitive Machines OpCo an amount in cash equal to the sum of (without duplication): (a) all amounts in the trust account of IPAX, less (x) amounts required for the redemptions of Cayman Class A Shares by stockholders of IPAX prior to the Business Combination and (y) transaction expenses of Intuitive Machines OpCo and IPAX, plus (b) the aggregate proceeds actually received by IPAX from the Securities Purchase Agreement (the “Series A Preferred Securities Purchase Agreement”) with certain investors (collectively, the “Series A Investors”), pursuant to which the Series A Investors purchased $26.0 million (the “Series A Investment”) of 10% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Intuitive Machines, Inc. (the “Series A Preferred Stock”) and warrants exercisable to purchase shares of Class A Common Stock at an initial exercise price of $15.00 (the “Preferred Investor Warrants”), plus (c) all other cash and cash equivalents of IPAX, determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as of 11:59 p.m. Eastern Time on February 12, 2023, plus (d) the Founder Subscription Amount (as defined in the Business Combination Agreement) in exchange for the issuance by Intuitive Machines OpCo to us of (w) a number of Intuitive Machines OpCo Common Units equal to the number of shares of Class A Common Stock issued and outstanding as of the Closing Date, (x) a number of warrants of Intuitive Machines OpCo equal to the number of Public Warrants issued and outstanding as of the Closing Date, (y) a number of Series A preferred units of Intuitive Machines OpCo equal to the number of shares of Series A Preferred Stock issued and outstanding as of the Closing Date and issued to the Series A Investors and (z) a number of Intuitive Machines OpCo preferred investor warrants equal to the number of Preferred Investor Warrants delivered to the Series A Investors on the Closing Date (together with the Domestication, the “Transactions”). Upon the consummation of the Transactions, as of the open of business on February 13, 2023, IPAX’s ordinary shares, warrants and units ceased trading on Nasdaq, and our Class A Common Stock and Public Warrants began trading on Nasdaq on February 14, 2023 under the symbols “LUNR” and “LUNRW,” respectively.

Corporate Information

IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On February 10, 2023, IPAX domesticated into a Delaware corporation and changed its name to “Intuitive Machines, Inc.” in connection with the Domestication. Intuitive Machines, Inc. is a holding company whose principal assets are the Intuitive Machines OpCo Common Units it holds in Intuitive Machines OpCo.

Our principal executive office is located at 13467 Columbia Shuttle Street, Houston, TX 77059. Our telephone number is (281) 520-3703. Our website address is www.intuitivemachines.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•        December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of IPAX’s initial public offering);

•        the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•        the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•        the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Class A Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the reduced disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	Intuitive Machines, Inc.
Shares of Class A Common Stock Offered by Us	Up to $100,000,000 of Class A Common Stock.
Shares of Class A Common Stock Outstanding After this Offering

Up to 16,260,163 shares, assuming the sale of $100,000,000 of Class A Common Stock at an assumed offering price of $6.15 per share, which was the last reported sale price of our Class A Common Stock on the Nasdaq on March 25, 2024. The actual number of shares of Class A Common Stock issued will vary depending on the sales price under this offering.

Manner of Offering

An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq or any other market venue where our Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Shares of Class A Common Stock Outstanding After this Offering	Our Class A Common Stock is listed on the Nasdaq under the symbol “LUNR.”
Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus supplement.

Nasdaq Symbol	“LUNR”

All information in this prospectus supplement, unless otherwise indicated, related to the number of shares of our Class A Common Stock to be outstanding immediately after this offering and the other information based thereon is based on 51,080,059 shares of Class A Common Stock outstanding as of March 25, 2024 and does not reflect:

•        70,909,012 shares of Class A Common Stock issuable upon exchange of 70,909,012 Intuitive Machines OpCo Common Units and the related shares of Class C Common Stock that are held by certain Intuitive Machines Members;

•        1,858,791 shares of Class A Common Stock (as of March 25, 2024) issuable upon the conversion of 26,000 shares of Series A Preferred Stock that are held by the Series A Investors;

•        706,522 shares of Class A Common Stock (as of March 25, 2024) issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 per share;

•        21,930,384 shares of Class A Common Stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants at an exercise price of $11.50 per share;

•        8,301,560 shares of Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, issuable upon the exercise of the Conversion Warrants;

•        10,000,000 shares of Class A Common Stock issuable upon the exchange of 10,000,000 Intuitive Machine OpCo earn out units and the related shares of Class C Common Stock that may be issued to certain Intuitive Machines Members in connection with certain triggering events;

•        12,706,811 shares of Class A Common Stock reserved for future grant or issuance under the Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan; and

•        1,520,040 shares of Class A Common Stock issuable upon exchange of 1,520,040 Intuitive Machines OpCo Common Units and the related shares of Class B Common Stock that may be issued to certain Intuitive Machines Members upon exercise of outstanding options to purchase such Intuitive Machines OpCo Common Units.

RISK Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus supplement, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, together with other information in this prospectus supplement or the related base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related To This Offering and Our Class A Common Stock

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with low rates of return. These investments may not yield a favorable return to our stockholders.

If you purchase our Class A Common Stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

If you invest in our Class A Common Stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A Common Stock immediately after this offering. Our net tangible book value of our Class A Common Stock as of December 31, 2023 was approximately negative $53.419 million, or negative $2.54 per share. Net tangible book value per share of our Class A Common Stock is total tangible assets less our total liabilities divided by the number of shares of our Class A Common Stock outstanding as of December 31, 2023. On March 25, 2024, the last reported sale price of our Class A Common Stock was $6.15 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A Common Stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A Common Stock offered in this offering. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. To the extent any outstanding stock options or warrants are exercised or restricted stock units are settled, there will be further dilution to new investors. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement entered into by us with Cantor and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by the Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.

We expect to continue to incur operating losses for the foreseeable future as we continue to expand and develop, and we may need additional capital from external sources. Accordingly, while we may from time-to-time raise gross proceeds of up to a maximum of $100,000,000 through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

Because there are no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Class A Common Stock unless you sell your shares of our Class A Common Stock for a price greater than that which you paid for it.

Sales of a significant number of shares of Class A Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of Cantor, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, warrants or any rights to purchase or acquire Class A Common Stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to Cantor and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, warrants or any rights to purchase or acquire Class A Common Stock in any other “at the market offering” or continuous equity transaction prior to the later of (i) the sixtieth day immediately following the final settlement date with respect to shares sold pursuant to such placement notice and (ii) the termination of the Sales Agreement with Cantor. Therefore, it is possible that we could issue and sell additional shares of our Class A Common Stock in the public markets. We cannot predict the effect that future sales of our Class A Common Stock would have on the market price of our Class A Common Stock.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to statements regarding our expectations and plans relating to our first mission to the Moon, including the expected timing and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long term sustainable shareholder value; and our expectations on revenue and cash generation. These forward-looking statements reflect our predictions, projections or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this prospectus supplement:

•        our reliance upon the efforts of the Board and key personnel to be successful;

•        our limited operating history;

•        our failure to manage our growth effectively;

•        competition from existing or new companies;

•        unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;

•        failure of the market for commercial spaceflight to achieve the growth potential we expect;

•        any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers;

•        our customer concentration;

•        risks associated with commercial spaceflight, including any accident on launch or during the journey into space;

•        risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;

•        our reliance on a limited number of suppliers for certain materials and supplied components;

•        failure of our products to operate in the expected manner or defects in our products;

•        counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;

•        failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business;

•        our failure to protect the confidentiality of our trade secrets and know how;

•        our failure to comply with the terms of third-party open source software our systems utilize;

•        our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting;

•        the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts;

•        our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;

•        uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation;

•        our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations; and

•        our public securities’ potential liquidity and trading.

These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that we are not able to predict accurately or over which it has no control. The sections in the documents incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements.

Use of Proceeds

We may, from time to time, issue and sell up to $100,000,000 of our Class A Common under this prospectus supplement and the accompanying base prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include research and development costs, potential strategic acquisitions, services or technologies, working capital, capital expenditures and other general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. However, we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION

If you invest in our Class A Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Class A Common Stock after giving effect to this offering.

Our net tangible book value as of December 31, 2023 was approximately negative $53.419 million, or negative $2.54 per share. Net tangible book value per share is determined by our total tangible assets, less total liabilities, divided by the number shares of our Class A Common Stock outstanding.

After giving effect to the assumed sale by us of up to $100,000,000 of Class A Common Stock at an assumed public offering price of $6.15 per share of Class A Common Stock, which was the last reported sale price of our Class A Common Stock on the Nasdaq on March 25, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $43.256 million, or $1.16 per share. This represents an immediate increase in net tangible book value of $3.70 per share to existing stockholders and immediate dilution of $2.65 per share to investors purchasing our Class A Common Stock in this offering at the assumed public offering price. The following table illustrates this accretion on a per share basis:

Assumed public offering price per share of Class A Common Stock		$6.15
Net tangible book value per share as of December 31, 2023	$(2.54)
Increase in net tangible book value per share attributable to the offering	$3.70
As adjusted net tangible book value per share as of December 31, 2023 after giving effect to the offering		$1.16
Dilution per share to new investors participating in the offering		$2.65

The number of shares of our Class A Common Stock outstanding is based on an aggregate of 21,029,876 shares of our Class A Common Stock outstanding as of December 31, 2023, and excludes:

•        70,909,012 shares of Class A Common Stock issuable upon exchange of 70,909,012 Intuitive Machines OpCo Common Units and the related shares of Class C Common Stock that are held by certain Intuitive Machines Members;

•        5,557,384 shares of Class A Common Stock (as of December 31, 2023) issuable upon the conversion of 26,000 shares of Series A Preferred Stock that were originally issued to the Series A Investors;

•        706,522 shares of Class A Common Stock (as of December 31, 2023) issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 per share;

•        21,930,384 shares of Class A Common Stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants at an exercise price of $11.50 per share;

•        18,823,532 shares of Class A Common Stock (at an exercise price per share equal to $2.75 per share) issuable upon the exercise of the Initial PIPE Warrants and the New PIPE Warrants;

•        8,301,560 shares of Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, issuable upon the exercise of the Conversion Warrants;

•        10,000,000 shares of Class A Common Stock issuable upon the exchange of 10,000,000 Intuitive Machine OpCo earn out units and the related shares of Class C Common Stock that may be issued to certain Intuitive Machines Members in connection with certain triggering events;

•        12,706,811 shares of Class A Common Stock reserved for future grant or issuance under the Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan; and

•        1,520,040 shares of Class A Common Stock issuable upon exchange of 1,520,040 Intuitive Machines OpCo Common Units and the related shares of Class B Common Stock that may be issued to certain Intuitive Machines Members upon exercise of outstanding options to purchase such Intuitive Machines OpCo Common Units.

To the extent that outstanding convertible securities or options are exercised, restricted stock units or performance stock units are settled, new options, performance stock units, restricted stock units or restricted stock awards are issued, including under the 2023 Long Term Omnibus Incentive Plan, and subsequently exercised or settled or we issue additional shares of Class A Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

plan of distribution

We have entered into the Sales Agreement with Cantor. Pursuant to this prospectus, we may offer and sell up to an aggregate of $100,000,000 of Class A Common Stock from time to time through Cantor acting as sales agent. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Class A Common Stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our Class A Common Stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Class A Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $225,000.

Settlement for sales of shares of our Class A Common Stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of shares of Class A Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Cantor is being represented in connection with this offering by DLA Piper LLP (US), New York, New York.

Experts

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to, among other things, the shares of Class A Common Stock offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of Class A Common Stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.intuitivemachines.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Information Incorporated By Reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus supplement forms a part until the termination or completion of the offering of the securities described in this prospectus supplement (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024;

•        our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 13, 2023, respectively;

•        our Current Reports on Form 8-K and Current Reports on Form 8-K/A filed with the SEC on February 8, 2023, February 10, 2023, February 14, 2023, February 15, 2023, June 23, 2023, September 6, 2023, December 26, 2023, January 11, 2024, January 16, 2024, January 30, 2024, February 1, 2024 and February 12, 2024; and

•        the description of our Common Stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-40823) filed with the SEC on February 14, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Intuitive Machines, Inc.
13467 Columbia Shuttle Street
Houston, TX 77059
(281) 520-3703
Attention: Corporate Secretary

Up to $100,000,000
Class A Common Stock

_______________________________

PROSPECTUS SUPPLEMENT

_______________________________

            , 2024

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All of the amounts shown are estimated except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount to Be Paid
SEC registration fee	$228,152 (1)
FINRA filing fee	$45,500
Stock exchange and other listing fees	$(2)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

____________

(1)      Inclusive of the registration fees previously paid in connection with the registration of certain of the securities registered hereunder that were previously registered on the Prior Registration Statements.

(2)      These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.     Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our by-laws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.     Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
1.2*	Controlled Equity OfferingSM Sales Agreement, dated as of March 27, 2024, by and between Intuitive Machines, Inc. and Cantor Fitzgerald & Co.
2.1

Business Combination Agreement, dated as of September 16, 2022, by and between Inflection Point Acquisition Corp. and Intuitive Machines, LLC (incorporated by reference to Exhibit 2.1 to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-267846) filed January 20, 2023).

3.1

Certificate of Incorporation of Intuitive Machines, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on February 14, 2023).

3.2	By-Laws of Intuitive Machines, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on February 14, 2023).
3.3

Certificate of Designation relating to the 10.0% Series A Cumulative Convertible Preferred Stock. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on February 14, 2023).

4.1	Warrant Agreement (incorporated by reference to Exhibit 4.1 of Inflection Point’s Current Report on Form 8-K, filed with the SEC on September 24, 2021).

Exhibit Number	Description
4.2

Specimen Class A Common Stock Certificate of Intuitive Machines, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-267846) filed January 20, 2023).

4.3

Specimen Warrant Certificate of Intuitive Machines, Inc. (incorporated by reference to Exhibit 4.6 to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-267846) filed January 20, 2023).

4.4

Form of Series A Common Stock Purchase Warrant, dated as of September 5, 2023, issued by Intuitive Machines, Inc. to the Purchaser named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on September 5, 2023).

4.5

Form of Series B Common Stock Purchase Warrant, dated as of September 5, 2023, issued by Intuitive Machines, Inc. to the Purchaser named therein (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on September 5, 2023).

4.6

Form of New Series A Common Stock Purchase Warrant, dated as of January 10, 2024, issued by Intuitive Machines, Inc. to the Purchaser named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 11, 2024).

4.7

Form of New Series B Common Stock Purchase Warrant, dated as of January 10, 2024, issued by Intuitive Machines, Inc. to the Purchaser named therein (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 11, 2024).

4.8

Form of Series A Common Stock Purchase Warrant, dated as of January 29, 2024, issued by Intuitive Machines, Inc. to the Holder named therein (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 30, 2024).

4.9

Form of Series B Common Stock Purchase Warrant, dated as of January 29, 2024, issued by Intuitive Machines, Inc. to the Holder named therein (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 30, 2024).

4.10

Form of Series A Common Unit Purchase Warrant, dated as of January 29, 2024, issued by Intuitive Machines, LLC to the Holder named therein (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 30, 2024).

4.11

Form of Series B Common Unit Purchase Warrant, dated as of January 29, 2024, issued by Intuitive Machines, LLC to the Holder named therein (incorporated by reference to Exhibit 4.6 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 30, 2024).

4.12	Form of Series A Common Unit Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 30, 2024).
4.13	Form of Series B Common Unit Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40823), filed with the SEC on January 30, 2024).
4.14	Description of Capital Stock (incorporated by reference to the Registrant’s prospectus filed on Form 424B3 (File No. 333-274621), filed with the SEC on October 3, 2023).
5.1	Opinion of Latham & Watkins LLP as to the validity of the securities being registered.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page to the initial filing of this registration statement).
107	Filing Fee Table.

____________

*        To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided however that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(7)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 27, 2024.

INTUITIVE MACHINES, INC.
By:	/s/ Stephen Altemus
Name:	Stephen Altemus
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Stephen Altemus and Steven Vontur, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Position	Date
/s/ Stephen Altemus	Chief Executive Officer, President, and Director	March 27, 2024
Stephen Altemus	(Principal Executive Officer)
/s/ Steven Vontur	Interim Chief Financial Officer and Controller	March 27, 2024
Steven Vontur	(Principal Financial Officer and Principal Accounting Officer)
/s/ Peter McGrath II	Senior Vice President and	March 27, 2024
Peter McGrath II	Chief Operating Officer
/s/ Dr. Kamal Ghaffarian	Chairman of the Board of Directors	March 27, 2024
Dr. Kamal Ghaffarian
/s/ Michael Blitzer	Director	March 27, 2024
Michael Blitzer
/s/ Lieutenant General William Liquori	Director	March 27, 2024
Lieutenant General William Liquori
/s/ Robert Masson	Director	March 27, 2024
Robert Masson
/s/ Nicole Seligman	Director	March 27, 2024
Nicole Seligman